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                                                                 EXHIBIT 10.8(a)


                      EQUIPMENT LOAN AND SECURITY AGREEMENT

     This LOAN AND SECURITY AGREEMENT (this "Agreement"), dated as of ______________ (the "Closing Date") is made by and between KONA GRILL _____, INC., a Delaware corporation ("Borrower"), and GE CAPITAL FRANCHISE FINANCE CORPORATION, a Delaware corporation ("GE").

     NOW, THEREFORE, in consideration of the premises and the covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, Borrower and GE hereby agree as follows:

1. Transaction; Closing Conditions; Interim and Term Loans. A. On the terms and subject to the conditions set forth in the Loan Documents (as defined below), GE shall make an equipment loan to Borrower with respect to the Collateral (as defined below) in the amount of ___________ (the "Loan Amount"). Such equipment loan shall be made in the form of an interim equipment loan (the "Interim Loan") evidenced and disbursed in accordance with subsection C below, and a term equipment loan evidenced and disbursed in accordance with subsection D below (the "Term Loan")(the Interim Loan and the Term Loan are defined collectively as the "Equipment Loan"). The Equipment Loan will be evidenced by the Interim Note and the Term Note (as defined in subsections C and D below) (the Interim Note and the Term Note are herein sometimes each called an "Equipment Note" and collectively the "Equipment Notes"),this Agreement, such UCC-1 Financing Statements as GE shall require and the guaranty or guaranties required by the documents described in the following subsection B, as applicable (such documents, together with all other documents, instruments and agreements executed in connection with, or contemplated by such documents, including the Authorization Regarding Information form previously delivered on behalf of the Borrower to GE, and any amendments to any thereof collectively, the "Loan Documents"). Borrower shall repay the outstanding principal amount of the Equipment Loan with interest thereon in the manner and in accordance with the terms and conditions of the Equipment Notes and the other Loan Documents. The Equipment Loan shall be advanced in cash or otherwise immediately available funds subject to any prorations and adjustments required by this Agreement. For purposes of this Agreement, "Collateral" means all equipment, machinery, furniture, appliances, trade fixtures, goods, replacements, substitutions, additions, parts and accessories now owned or hereafter acquired by Borrower and located at the parcel or parcels of real estate described in Exhibit A attached hereto (the "Premises"), including, without limitation, fryers, grills, ovens, warmers, refrigerators, freezers, waste disposal units, dishwashers, beverage dispensers, ice cream makers, racks, display cases, light fixtures, decor, counters, cash registers, salad equipment, tables, seating, signs and similar property of Borrower, together with the proceeds thereof and income therefrom.

     B. The obligation of GE to consummate the transaction contemplated by this Agreement is subject to the fulfillment or waiver of each of the conditions contained in the loan commitment issued by GE to Borrower with respect to the Equipment Loan and the "Loan Closing Checklist" prepared by GE with respect to the Equipment Loan.

     C. The Interim Loan in an amount up to the Loan Amount shall be disbursed by GE to Borrower or at Borrower's direction in up to six (6) partial advances made at the request of Borrower, subject to the satisfaction of the applicable conditions contemplated by the preceding subsection B and this subsection C. The Interim Loan shall be evidenced by and repayable with interest in accordance with an interim equipment promissory note dated as of the date of this Agreement executed by Borrower and payable to the order of GE in the Loan Amount (the "Interim Note"). Borrower shall give GE at least ten (10) days' notice, in the form of a request for the advance of loan proceeds (the "Request"), specifying the date on which any portion of the Interim Loan is to be borrowed. Each Request shall be accompanied by an original copy of the invoice or invoices for the Collateral to be acquired with such proceeds. Such notice shall constitute a representation and warranty by Borrower that as of the date of the notice, no Event of Default (as defined in Section 12) or event that, with the lapse of time or the giving of notice or both, would constitute an Event of Default, has occurred and is continuing. GE shall have no obligation to advance any portion of the Interim Loan if an Event of Default shall have occurred and be continuing. No Request shall be delivered to GE after the fifth day preceding the Outside Funding Date (as defined below) and GE shall have no obligation to disburse any portion of the Interim Loan after the Outside


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Funding Date. GE will disburse the Interim Loan proceeds to the invoicing parties, or if Borrower shall have paid the amount of any such invoice, GE shall reimburse Borrower for such portion of the Loan Amount upon receipt from Borrower of proof of payment satisfactory to GE. The outstanding amount of the Interim Loan set forth in GE's records (which may include computer records) shall be prima facie evidence of the principal amount due and owing to GE under the Interim Note. The Interim Loan shall be due and payable on the earlier of January 31, 2005 (the "Outside Funding Date") and the Final Funding Date (as defined in the following subsection D), provided, that, if all of the conditions to GE making the Term Loan are satisfied on or before such due date, Borrower may, in lieu of paying GE the outstanding principal amount of the Interim Note and all accrued but unpaid interest thereunder (the "Outstanding Interim Loan Amount") in immediately available funds, repay such amounts by crediting the Outstanding Interim Loan Amount against the amount of the Term Loan.

     D. The Term Loan in the Loan Amount shall be made by GE to Borrower, subject to the satisfaction of the applicable conditions contemplated by the preceding subsection B and this subsection D, but in no event later than the Outside Funding Date. GE shall have no obligation to advance the Term Loan if an Event of Default shall have occurred and be continuing. The Term Loan shall be evidenced by and repayable with interest in accordance with the terms of an equipment promissory note (the "Term Note"), dated as of the date on which the remaining undisbursed portion of the Term Loan is disbursed by GE to Borrower (the "Final Funding Date"). The Term Note shall be executed by Borrower and payable to the order of GE. If Borrower elects to credit the Outstanding Interim Loan Amount against the amount of the Term Loan, the amount of the Term Loan advanced to Borrower in cash on the Final Funding Date shall be reduced by the Outstanding Interim Loan Amount.

2. Security Interest Created; Obligations Secured. A. Borrower hereby grants to GE a security interest in the Collateral to secure the payment of the following indebtedness and obligations (the "Obligations"): (i) payment of indebtedness evidenced by the Equipment Notes, together with all extensions, renewals, amendments and modifications thereof; and (ii) payment of all other indebtedness and other sums, including interest at the applicable rate, which may be owed under, and performance of all other obligations and covenants contained in, any other Loan Document or any Other Agreement (as defined below), together with any other instrument given to evidence or further secure the payment and performance of any obligation secured hereby or thereby. For purposes of this Agreement, the term:

"Affiliate" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority (as defined in Section 3 (iii) below) or any other form of entity ("Person") which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, "controls", "under common control with" and "controlled by" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or otherwise; and "Other Agreements" means, collectively, all agreements and instruments between, among or by (1) any of Borrower and any guarantor of the Obligations (collectively, the "Borrower Parties") or any Affiliate of any of the Borrower Parties (including any Affiliate of any predecessor-in-interest to any of the Borrower Parties), and, or for the benefit of, (2) any of GE (including any predecessor-in-interest to GE) and any Affiliate of GE (including any Affiliate of any predecessor-in-interest to GE), including, without limitation, promissory notes and guaranties; provided, however, the term "Other Agreements" shall not include the agreements and instruments defined as the Loan Documents.

     B. Borrower authorizes GE to file financing statements with respect to the security interest of GE, continuation statements with respect thereto, and any amendments to such financing statements that may be necessitated by reason of any of the changes described in Section 13. Borrower agrees that, notwithstanding any provision in the Uniform Commercial Code as adopted in the State of Arizona (the "UCC") to the contrary, Borrower shall not file a termination statement of any financing statement filed by GE in connection with any security interest granted under this Agreement if GE reasonably objects to the filing of such termination statement.

     C. GE shall at all times have a perfected security interest in the Collateral that shall be prior to any other interests therein. Borrower shall do all acts and things, shall execute and file all instruments


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(including security agreements, UCC financing statements, continuation statements, etc.) requested by GE to establish, maintain and continue the perfected security interest of GE in the Collateral, and shall promptly on demand pay all costs and expenses of (i) filing and recording, including the costs of any searches deemed necessary by GE from time to time to establish and determine the validity and the continuing priority of the security interest of GE, and (ii) all other claims and charges that in the reasonable opinion of GE might prejudice, imperil or otherwise affect the Collateral or security interest therein of GE. Borrower agrees that a carbon, photographic or other reproduction of a security agreement or financing statement shall be sufficient as a financing statement. GE is hereby irrevocably appointed Borrower's attorney-in-fact to take any of the foregoing actions requested of Borrower by GE if Borrower should fail to take such actions, which appointment shall be deemed coupled with an interest.

3. Borrower's Representations and Warranties. Borrower represents and warrants to GE as of the date of this Agreement and the Final Funding Date as follows:

     (i) All financial statements and other information concerning the Borrower Parties delivered to GE by Borrower in connection with the transaction described in this Agreement (collectively, the "Financial Information") are true, correct and complete in all material respects; there have been no amendments to the Financial Information since the date such Financial Information was prepared or delivered to GE; and Borrower understands that GE is relying upon the Financial Information and Borrower represents that such reliance is reasonable. All financial statements included in the Financial Information were prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and fairly present as of the date of such financial statements the financial condition of each individual or entity to which they pertain. No change has occurred with respect to the financial condition of any of the Borrower Parties or the Collateral as reflected in the Financial Information which has not been disclosed in writing to GE or has had, or could reasonably be expected to result in, a material adverse effect on (i) the Collateral, including without limitation, the use of the Collateral in the operation of a Kona Grill (the "Permitted Concept"), or (ii) Borrower's ability to perform its obligations under the Loan Documents ("Material Adverse Effect").

     (ii) Each of the Borrower Parties (other than individuals), as applicable, is duly organized or formed, validly existing and in good standing under the laws of its state of incorporation or formation, Borrower is qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in the state(s) where the Collateral is located, and each of the Borrower Parties is qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in any other jurisdiction where the failure to be qualified would reasonably be expected to result in a Material Adverse Effect. All necessary action has been taken to authorize the execution, delivery and performance by the Borrower Parties of this Agreement and the other Loan Documents. The person(s) who have executed this Agreement on behalf of Borrower are duly authorized so to do. Borrower is not a "foreign corporation", "foreign partnership", "foreign trust", "foreign estate" or "foreign person" (as those terms are defined by the Internal Revenue Code of 1986, as amended).

     (iii) Upon execution by the Borrower Parties, this Agreement and the other Loan Documents shall constitute the legal, valid and binding obligations of the Borrower Parties, respectively, enforceable against the Borrower Parties in accordance with their respective terms. There are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving the Borrower Parties, the Collateral or the Premises before any arbitrator or any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority having jurisdiction or supervisory or regulatory authority over the Collateral or any of the Borrower Parties ("Governmental Authority"), except for such suits, actions, proceedings or investigations which, individually or in the aggregate, have not had, and could not reasonably be expected to result in, a Material Adverse Effect. The Borrower Parties are not, and the authorization, execution, delivery and performance of this Agreement and the other Loan Documents will not result, in any breach or default under any other document, instrument or agreement to which any of the Borrower Parties is a party or by which any of the Borrower Parties, the Premises, the Collateral or any of the property of any of the Borrower Parties is subject or bound, except for such breaches or defaults which, individually or in the aggregate, have not had, and could not reasonably be expected to result in, a Material Adverse Effect.


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The authorization, execution, delivery and performance of this Agreement and the other Loan Documents will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order. The Collateral is not subject to any right of first refusal, right of first offer or option to purchase or lease granted to a third party.

4. Use. Borrower agrees that the Collateral will be used at the Premises solely in the conduct of Borrower's business as a Permitted Concept and will at all times remain in the possession and control of Borrower at the Premises and will not be removed without GE's prior written consent. Borrower promises that the Collateral at all times will be used and operated under and in compliance with all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each Governmental Authority having jurisdiction over the Collateral, and all policies or rules of common law, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to any of the Borrower Parties, except for such noncompliance which will not have, and will not reasonably be expected to have, a Material Adverse Effect. Borrower will not permit any Collateral to be subject to any lien, charge or encumbrance except that of GE and will keep the Collateral free and clear of any and all liens, charges, encumbrances, and adverse claims. Borrower will not sell, lease, rent, or otherwise dispose of any item of Collateral without the prior written consent of GE.

5. Maintenance and Improvement. Borrower shall at all times, at its own expense, keep the Collateral in good and efficient working order, condition and repair and well maintained, ordinary wear and tear excepted, and shall make all inspections and repairs required by law, regulation or insurance policy. Borrower shall also make any alterations, improvements or additions to the Collateral that are required by law or regulation. Any alterations, improvements, or additions to the Collateral shall be made at the expense of Borrower, shall constitute accessions to the Collateral and shall be subject to GE's security interest.

6. Loss and Damage. Borrower shall bear the risk of damage, loss, theft, or destruction, partial or complete, of the Collateral from whatsoever source arising, whether or not such loss or damage is covered by insurance. Borrower shall promptly notify GE in writing in the event of any damage, loss, theft, or destruction, partial or complete, of any item of Collateral. While no Event of Default shall have occurred and be continuing, GE agrees to apply insurance proceeds payable to GE by reason of any such damage, loss, theft, or destruction, at the option of GE, to (a) repair or restore the Collateral to good condition and working order, (b) replace the Collateral with similar equipment in good repair, condition and working order, or (c) pay GE, in cash, an amount equal to the unamortized cost for that item and all other amounts then due and owing under this Agreement, and upon payment of that amount, this Agreement shall terminate with respect to that item only, and GE will release its interest in that item.; provided, however, such release shall not limit or effect in any manner the amounts otherwise payable by Borrower to GE under the Loan Documents. Upon the occurrence and during the continuance of an Event of Default, GE shall have the right to apply the insurance proceeds from any damage, loss, theft or destruction to any item of Collateral toward the Obligations in such order, priority and proportions as GE shall determine or pay such proceeds in whole or in part to Borrower to be applied toward repair, restoration or replacement of the Collateral as contemplated by the preceding subitems (a) and (b) of this Section 6.

7. Insurance. Borrower shall procure and continuously maintain and pay for (a) all risk physical damage insurance covering loss or damage to the Collateral for not less than the full replacement value thereof naming GE as additional insured and loss payee, (b) bodily injury and property damage combined single limit liability insurance in an amount not less than Two Million Dollars ($2,000,000) for each location at which any of the Collateral is located, and (c) such other insurance as may from time to time be reasonably required by GE in order to protect its interests with respect to the Collateral, with such insurance companies and pursuant to such contracts or policies and with such deductibles as are satisfactory to GE. All contracts and policies shall include provisions for the protection of GE notwithstanding any act or neglect of or breach or default by Borrower, shall provide for payment of insurance proceeds to GE, shall provide that they may not be modified, terminated or canceled unless GE


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is given at least thirty (30) days' advance written notice thereof, and shall provide that the coverage is "primary coverage" for the protection of Borrower or GE notwithstanding any other coverage carried by GE or Borrower protecting against similar risks. Borrower shall promptly notify any appropriate insurer and GE of each and every occurrence that may become the basis of a claim or cause of action against the insured and provide GE with all data pertinent to such occurrence. Borrower shall furnish GE with certificates of such insurance or copies of policies upon request and shall furnish GE with renewal certificates not less than thirty (30) days prior to the renewal date. Proceeds of all insurance are payable first to GE to the extent of its interest. Insurance must be issued by insurance companies licensed to do business in the state in which the Premises is located and which are rated A:VIII or better by Best's Key Rating Guide or otherwise approved by GE. All policies shall be written as primary policies, with deductibles not to exceed $10,000.

8. Taxes. Borrower agrees to pay all taxes, assessments and other governmental charges of whatsoever kind and character by whom payable on or relating to any item of Collateral or the sale, ownership, use, shipment, transportation, delivery or operation thereof or payable in respect to any obligation of Borrower. Upon receipt of a request therefor from GE, Borrower will submit written evidence of payment of the obligations described in this section.

9. Financial Data. Within 45 days after the end of each fiscal quarter and within 120 days after the end of each fiscal year of Borrower, Borrower shall deliver to GE (a) complete financial statements of the Borrower Parties including a balance sheet, profit and loss statement, statement of cash flows and all other related schedules for the fiscal period then ended; (b) income statements for the business at the Premises; and (c) such other financial information as GE may reasonably request in order to establish compliance with the financial covenants in the Loan Documents, as applicable. All such financial statements and information shall be prepared in accordance with GAAP from period to period, and shall be certified to be accurate and complete by Borrower (or the Treasurer or other appropriate officer of Borrower). Borrower understands that GE is relying upon such financial statements and Borrower represents that such reliance is reasonable. The financial statements delivered to GE need not be audited, but Borrower shall deliver to GE copies of any audited financial statements of Borrower that may be prepared, as soon as they are available. Borrower shall also provide GE with personal financial statements and tax returns of any guarantor on an annual basis within ninety (90) days after the close of each calendar year, and such information concerning its business as GE may reasonably request.

10. General Indemnity. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each of the Indemnified Parties (as defined below) for, from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of whatever kind or nature (including, without limitation, attorneys' fees, court costs and other costs of defense) (collectively, "Losses") (excluding Losses suffered by an Indemnified Party directly arising out of such Indemnified Party's gross negligence or willful misconduct; provided, however, that the term "gross negligence" shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of Borrower's interest in the Collateral or Borrower's failure to act in respect of matters which are or were the obligation of Borrower under the Loan Documents) caused by, incurred or resulting from Borrower's operations of or relating in any manner to the Collateral or the Premises, whether relating to their original design or construction, latent defects, alteration, maintenance, use by Borrower or any person thereon, supervision or otherwise, or from any breach of, default under, or failure to perform, any term or provision of this Agreement by Borrower, its officers, employees, agents or other persons, including, without limitation, Losses arising from (1) any accident, injury to or death of any person or loss of or damage to property occurring in connection with the Collateral or the Premises or any portion thereof, (2) any use, non-use or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, the Collateral or the Premises or any portion thereof or the sidewalks, curbs, parking areas, streets or ways adjoining the Premises, (3) any representation or warranty made herein by Borrower, in any certificate delivered in connection herewith or in any other agreement to which Borrower is a party or pursuant thereto being false or misleading in any material respect as of the date such representation or warranty was made, (4) performance of any labor or services or the furnishing of


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any materials or other property in respect to the Collateral or the Premises or any portion thereof, (5) any taxes, assessments or other charges which Borrower is required to pay under Section 8, (6) any lien, encumbrance or claim arising on or against the Collateral or the Premises or any portion thereof under any applicable regulation or otherwise which Borrower is obligated hereunder to remove and discharge, or the failure to comply with any applicable regulation,
(7) the claims of any licensees, tenants or other occupants of all or any portion of the Collateral or the Premises or any Person acting through or under Borrower or otherwise acting under or as a consequence of this Agreement or any sublease, (8) any act or omission of Borrower or its agents, contractors, licensees, subtenants or invitees [NOT CONTAINED IN KONA GRILL DENVER AGREEMENT and (9) any disclosures of information, financial or otherwise, (x) made by GE or GE's employees, officers, agents and designees to any third party as contemplated by Section 26 of this Agreement or (y) obtained from any credit reporting agency with respect to Borrower, any guarantor of the Equipment Loan, any Affiliate of Borrower, any of the other Borrower Parties or any operator or lessee of the Premises.] It is expressly understood and agreed that Borrower's obligations under this Section shall survive the expiration or earlier termination of this Agreement for any reason. The term "Indemnified Parties" means GE and its directors, officers, shareholders, trustees, beneficial owners, partners and members, any directors, officers, shareholders, trustees, beneficial owners, partners, members of any shareholders, beneficial owners, partners or members of GE, and all employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any of the foregoing, including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of the assets and business of GE.

11. Actions by GE; Lost Note. A. Borrower agrees that GE may, at its option, and without any obligation to do so, pay, perform, and discharge any and all amounts, costs, expenses and liabilities that are the responsibility of Borrower under the Loan Documents if Borrower fails to timely pay, perform or discharge the same, and all amounts expended by GE in so doing or in respect of or in connection with the Collateral shall become part of the obligations secured by the Loan Documents and shall be immediately due and payable by Borrower to GE upon demand therefor and shall bear interest at the Default Rate (as defined in the Equipment Note).

     B. Borrower agrees that the Loan Documents shall remain in full effect, without waiver or surrender of any of GE's rights there under, notwithstanding the occurrence of any one or more of the following: (i) extension of the time of payment of the whole or any part of the Equipment Note; (ii) any change in the terms and conditions of the Equipment Note; (iii) substitution of any other evidence of indebtedness for the Equipment Note; (iv) acceptance by GE of any collateral or security of any kind for the payment of the Equipment Note; (v) surrender, release, exchange or alteration of any Collateral, collateral or other security, either in whole or in part; or (vi) release, settlement, discharge, compromise, change or amendment, in whole or in part, of any claim of GE against Borrower or of any claim against any guarantor or other party secondarily or additionally liable for the payment of the Equipment Note.

     C. Borrower shall, if the Equipment Note is mutilated, destroyed, lost or stolen (a "Lost Note"), promptly deliver to GE, upon receipt from GE of an affidavit and indemnity in a form reasonably acceptable to GE and Borrower stipulating that the Equipment Note has been mutilated, destroyed, lost or stolen, in substitution therefor, a new promissory note containing the same terms and conditions as the Lost Note with a notation thereon of the unpaid principal and accrued and unpaid interest. Borrower shall provide 15 days' prior notice to GE before making any payments to third parties in connection with a Lost Note.

12. Events of Default and Remedies. A. Each of the following shall be deemed an event of default by Borrower (each, an "Event of Default"):

     (1) If any representation or warranty of any of the Borrower Parties set forth in any of the Loan Documents is false in any material respect or if any of the Borrower Parties renders any statement or account that is false in any material respect.


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     (2) If any principal, interest or other monetary sum due under the
Equipment Note or any other Loan Document is not paid within five days after the date when due; provided, however, notwithstanding the occurrence of such an Event of Default, GE shall not be entitled to exercise its rights and remedies set forth below unless and until GE shall have given Borrower notice thereof and a period of five days from the delivery of such notice shall have elapsed without such Event of Default being cured.

     (3) If Borrower fails to observe or perform any of the other covenants, conditions, or obligations of this Agreement; provided, however, if any such failure does not involve the payment of any monetary sum, is not willful or intentional, does not place any rights or interest in collateral of GE in immediate jeopardy, and is within the reasonable power of Borrower to promptly cure after receipt of notice thereof, all as determined by GE in its reasonable discretion, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until GE shall have given Borrower notice thereof and a period of 30 days shall have elapsed, during which period Borrower may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be cured within such 30-day period, as determined by GE in its reasonable discretion, and Borrower is diligently pursuing a cure of such failure, then Borrower shall have a reasonable period to cure such failure beyond such 30-day period, which shall not exceed 90 days after receiving notice of the failure from GE. If Borrower shall fail to correct or cure such failure within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required.

     (4) If any of the Borrower Parties becomes insolvent within the meaning of Title 11 of the United States Code, 11 U.S.C. Sec. 101 et seq., as amended (the "Code"), files or notifies GE that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, an "Action"), becomes the subject of either a petition under the Code or an Action, or is not generally paying its debts as the same become due.

     (5) If there is an "Event of Default" or a breach or default, after the passage of all applicable notice and cure or grace periods, under any other Loan Document or any of the Other Agreements.

     (6) If there is a default or event of default under any lease agreement with respect to the Premises to which Borrower is a party, or if Borrower receives a notice of default with respect to any such lease and fails to provide a contemporaneous copy thereof to GE.

     (7) If a final, nonappealable judgment is rendered by a court against any of the Borrower Parties which (i) has a material adverse effect on the operation of the Premises as a Permitted Concept, or (ii) is in an amount greater than $100,000.00 and not covered by insurance, and, in either case, is not discharged or provision made for such discharge within 60 days from the date of entry of such judgment.

     B. Upon the occurrence and during the continuance of an Event of Default, subject to the limitations set forth in subsection A, GE shall have all rights and remedies of a secured party in, to and against the Collateral granted by the UCC and otherwise available at law or in equity, including, without limitation:
(1) the right to declare any or all payments due under the Equipment Notes, the other Loan Documents, the Other Agreements and all other documents evidencing the Obligations immediately due and payable without any presentment, demand, protest or notice of any kind, except as otherwise expressly provided herein, and Borrower hereby waives notice of intent to accelerate the Obligations and notice of acceleration; (2) the right to recover all fees and expenses (including reasonable attorney fees) in connection with the collection or enforcement of the Obligations, which fees and expenses shall constitute additional Obligations of Borrower hereunder; (3) the right to act as, and Borrower hereby constitutes and appoints GE, Borrower's true, lawful and irrevocable attorney-in-fact (which appointment shall be deemed coupled with an interest) to demand, receive and enforce payments and to give receipts, releases, satisfaction for and to sue for moneys payable to Borrower under or with respect to any of the Collateral, and actions taken pursuant to this appointment may be taken either in the name of Borrower or in the name of GE with the same force and effect as if this appointment had not been made; (4) the right to take immediate and exclusive possession of the Collateral, or any part thereof, and for that purpose, with or without judicial process and notice to the Borrower, enter (if this can be done without breach of the peace) upon any premises on which the Collateral or any part thereof may be situated and remove the same there from (provided that if the Collateral is affixed to real estate, such removal shall be subject to the conditions stated in the UCC); (5) the right to hold, maintain, preserve and prepare the Collateral for sale, until disposed of; (6) the right to render the Collateral unusable and dispose of the Collateral; (7) the right to require Borrower to assemble and package the Collateral and make it available to GE for its possession at a place to be designated by GE which is reasonably convenient to GE; (8) the right to sell, lease, hold or otherwise dispose of all or any part of the Collateral; and (9) the right to sue for specific performance of any Obligations or to recover damages for breach thereof.

     GE shall be entitled to receive on demand, as additional Obligations hereunder, interest accruing at the Default Rate on all amounts not paid when due under the Equipment Notes or this Agreement until the date of actual payment. GE shall have no duty to mitigate any loss to Borrower occasioned by enforcement of any remedy hereunder and shall have no duty of any kind to any subordinated creditor of Borrower. Neither the acceptance of this Agreement nor its enforcement shall prejudice or in any manner affect GE's right to realize upon or enforce any other security now or hereafter held by GE, it being agreed that GE shall be entitled to enforce this Agreement and any other security now or hereafter held by GE in such order and manner as it may in its absolute discretion determine. No remedy herein conferred upon or reserved to GE is intended to be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to GE, or to which GE may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by GE.

     C. Should GE exercise the rights and remedies specified in the preceding subsection B, any proceeds received thereby shall be first applied to pay the costs and expenses, including reasonable attorneys' fees, incurred by GE as a result of the Event of Default. The remainder of any proceeds, after payment of GE's costs and expenses, shall be applied to the satisfaction of the Obligations and any excess paid over to Borrower.

     D. Until an Event of Default shall occur, Borrower may retain possession of the Collateral and may use it in any lawful manner not inconsistent with this Agreement, with the provisions of any policies of insurance thereon or the other Loan Documents.

     13. Sales, Transfers, Assignments and Pledges. Borrower agrees that Borrower shall not, without the prior written consent of GE, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Collateral or any part thereof or permit the Collateral or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred, other than replacements consented to by GE. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Section shall be deemed to include, but not limited to, (a) an installment sales agreement wherein Borrower agrees to sell the Collateral or any part thereof for a price to be paid in installments; (b) an agreement by Borrower leasing all or any part of the Collateral; (c) if any of the Borrower Parties or any general or limited partner or member of any of the Borrower Parties is a corporation, any merger by or with such corporation, or the voluntary or involuntary sale, conveyance, transfer or pledge of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise), or the creation or issuance of new stock, by which an aggregate of more than forty nine percent (49%) of such corporation's stock shall be vested in a party or parties who are not now stockholders; (d) if any of the Borrower Parties or any general or limited partner or any member of any of the Borrower Parties is a limited or general partnership or joint venture, the change, removal or resignation of a general partner, limited partner or managing partner or the transfer or pledge of the partnership interest of any general partner, limited partner or managing partner or any profits or proceeds relating to such partnership interest; and
(e) if any of the Borrower Parties or any general or limited partner or member of any of the Borrower Parties is a limited liability company, the change, removal or resignation of a managing member or the transfer or pledge of the membership interest of any member or any profits or proceeds relating to such membership interest. Notwithstanding the foregoing, a transfer by devise or descent or by operation of law upon the death of a member, partner or stockholder of any of the Borrower Parties or any general or limited partner or member thereof shall not be deemed to be a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Section.

     GE's consent to any matter contemplated by this Section shall be subject to the satisfaction of such conditions as GE shall determine in its sole discretion, including, without limitation, (i) the execution and delivery of such modifications to the terms of the Loan Documents as GE shall request, and
(ii) the proposed transferee having agreed to comply with all of the terms and conditions of the Loan Documents (including any modifications requested by GE pursuant to clause (i) above). In addition, any such consent shall be conditioned upon payment by Borrower to GE of (x) a fee equal to one percent (1%) of the then outstanding principal balance of the Equipment Note and (y) all out-of-pocket costs and expenses incurred by GE in connection with such consent, including, without limitation, reasonable attorneys' fees. GE shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Obligations immediately due and payable upon Borrower's sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer as contemplated by this Section. The provisions of this Section shall apply to every such sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer regardless of whether voluntary or not, or whether or not GE has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer pursuant to this Section.

14. Inspection. Borrower shall, during normal business hours (or at any time in the event of an emergency), (1) provide GE and GE's officers, employees, agents and advisors with access to the Collateral and all files, correspondence and documents relating to the Collateral (including, without limitation, any of the foregoing information stored in any computer files), and (2) allow such persons to make such inspections, tests, copies, and verifications as GE considers necessary. Inspections conducted by GE shall be for its own benefit and shall not be relied on by Borrower or any third parties.

15. Personal Property. No item of Collateral will be attached or affixed to realty or any building without GE's prior knowledge and the written consent and waiver, in form and substance acceptable to GE, of the landlord and the mortgagee, if any, of the real property to which the Collateral is proposed to be attached or affixed.

16. Notices. Except for any notice required under applicable law to be given in another manner, any notices required under this Agreement or any of the other Loan Documents shall be in writing and shall be given by mailing such notice by certified mail or by sending such notice by Federal Express or other nationally recognized courier, addressed to GE at: 17207 North Perimeter Drive, Scottsdale, Arizona 85255, Attn: Collateral Management and to Borrower at: Kona Grill _____, ______________________________________________________________________________,
or to such other address as either party may from time to time specify in writing to the other. Notices so mailed or sent shall be deemed given on the date shown on the return receipt or courier's records as the date of delivery or first attempted delivery.

17. Further Instruments; Document Review. From time to time, Borrower will execute such further instruments as GE may reasonably require in order to protect, preserve and maintain rights and remedies set forth in this Agreement and the other Loan Documents, including, without limitation, the security interest granted in connection herewith. In the event Borrower makes any request upon GE requiring GE or GE's attorneys to review or prepare (or cause to be reviewed or prepared) any documents or other submissions in connection with or arising out of this Agreement or any of the other Loan Documents, then Borrower shall (x) reimburse GE promptly upon GE's demand for all out-of-pocket costs and expenses incurred by GE in connection with such review or preparation, including, without limitation, reasonable attorneys' fees, and (y) pay GE a reasonable processing and review fee.

18. Authorization to Insert; Estoppel Certificates. Borrower authorizes GE to insert in the spaces provided in the Loan Documents, as applicable, dates, models, serial numbers, loan numbers and other pertinent data relative to the proper identification of Borrower, the Collateral or this Equipment Loan. At any time, and from time to time, each party agrees, promptly and in no event later than 15 days after a written request from the other party, to execute, acknowledge and deliver to the other party a certificate in the form supplied by the other party, certifying as to such information reasonably requested by the other party in connection with this Agreement and the other Loan Documents.

19. Survival. All representations, warranties, covenants, and agreements of Borrower shall survive the execution and delivery of this Agreement or any other agreements or documents executed in connection herewith, and the performance of this Agreement.

20. Assignment By GE; Binding Effect. GE may assign in whole or in part its rights under this Agreement. Upon any unconditional assignment of GE's entire right and interest hereunder, GE shall automatically be relieved, from and after the date of such assignment, of liability for the performance of any obligation of GE contained herein. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower and GE and their respective successors and permitted assigns, including, without limitation, any United States trustee, any debtor in possession or any trustee appointed from a private panel. Notwithstanding anything to the contrary provided in this Agreement or the other Loan Documents, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement and the other Loan Documents by GE, that (1) there shall be absolutely no personal liability on the part of any shareholder, director, officer or employee of GE, with respect to any of the terms, covenants and conditions of this Agreement or the other Loan Documents, (2) Borrower waives all claims, demands and causes of action against GE's officers, directors, employees and agents in the event of any breach by GE of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by GE and (3) Borrower shall look solely to the assets of GE for the satisfaction of each and every remedy of Borrower in the event of any breach by GE of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by GE, such exculpation of liability to be absolute and without any exception whatsoever.

21. Joint and Several; Severability. The obligations of all Borrowers hereunder shall be both joint and several. The provisions of this Agreement and the other Loan Documents shall be deemed severable. If any part of this Agreement or the other Loan Documents shall be held invalid, illegal or unenforceable, the remainder shall remain in full force and effect, and such invalid, illegal or unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein. This Agreement and the other Loan Documents may be executed in one or more counterparts, each of which shall be deemed an original.

22. Non-Waiver; Attorney's Fees. This Agreement, the Equipment Notes and the other Loan Documents comprise the entire agreement between GE and Borrower with respect to the Collateral, and any amendments thereto shall only be in a writing executed by both parties. No delay or failure by GE shall constitute a waiver or otherwise affect or impair any right, power or remedy available to GE nor shall any waiver or indulgence by GE or any partial or single exercise of any right, power or remedy preclude any other or further exercise thereof. The exercise of any right, power or remedy shall in no event constitute a waiver or cure of any default under this Agreement or prejudice GE in the exercise of any right hereunder unless in the exercise of such right all obligations of Borrower under this Agreement are fully performed. In the event of any judicial or other adversarial proceeding between the parties concerning this Agreement or the other Loan Documents, the prevailing party shall be entitled to recover its attorneys' fees and other costs in addition to any other relief to which it may be entitled.

23. Governing Law; Time of the Essence. Borrower acknowledges that this Agreement and the other Loan Documents were substantially negotiated in the State of Arizona, this Agreement and the other Loan Documents were executed by GE in the State of Arizona and delivered by Borrower in the State of Arizona, all payments under the Equipment Notes will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Agreement or any of the other Loan Documents, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona and Borrower consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Borrower waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of the parties hereto that all provisions of this Agreement and the Equipment Notes shall be governed by and construed under the laws of the State of Arizona, without giving effect to its principles of conflicts of law. To the extent that a court of competent jurisdiction finds Arizona law inapplicable with respect to any provisions of this Agreement or the Equipment Notes, then, as to those provisions only, the laws of the state(s) where the Collateral is located shall be deemed to apply. Nothing in this Section shall limit or restrict the right of GE to commence any proceeding in the federal or state courts located in the state(s) in which the Collateral is located to the extent GE deems such proceeding necessary or advisable to exercise remedies available under this Agreement or the other Loan Documents. Time is of the essence in the payment and performance by Borrower of all of its obligations under this Agreement and the other Loan Documents.

24. Cross-Default and Cross-Collateralization. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents: (a) an Event of Default or a breach or default, after the passage of all applicable notice and cure or grace periods, under any Loan Document or Other Agreement which relates to a loan or sale/leaseback transaction which has not been the subject of a securitization, participation or transfer shall not constitute an Event of Default or a breach or default, as applicable, under any Loan Document or Other Agreement which relates to a loan which has been the subject of a securitization, participation or transfer; (b) an Event of Default or a breach or default, after the passage of all applicable notice and cure or grace periods, under any Loan Document or Other Agreement which relates to a loan which is included in any Loan Pool shall not constitute an Event of Default or a breach or default, as applicable, under any Loan Document or Other Agreement which relates to a loan which is included in any other Loan Pool; (c) the Loan Documents and Other Agreements corresponding to the loans in any Loan Pool shall not secure the obligations of any of the Borrower Parties or any Affiliate of any of the Borrower Parties contained in any Loan Document or Other Agreement which does not correspond to a loan in such Loan Pool; and (d) the Loan Documents and Other Agreements which do not correspond to a loan in any Loan Pool shall not secure the obligations of any of the Borrower Parties or any Affiliate of any of the Borrower Parties contained in any Loan Document or Other Agreement which does correspond to a loan in such Loan Pool. For purposes of this Section, the term "Loan Pool" means: (i) in the context of a securitization, any pool or group of loans that are a part of such securitization; (ii) in the context of a transfer, all loans which are sold, transferred or assigned to the same transferee; and (iii) in the context of a participation, all loans as to which participating interests are granted to the same participant.

25. WAIVER OF JURY TRIAL AND PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES. BORROWER AND GE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, BORROWER AND GE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER AND ANY OF THE OTHER'S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER OR ANY OF THE OTHER'S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY BORROWER AND GE OF ANY RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND

INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

[NOT CONTAINED IN KONA GRILL DENVER 26. Disclosure Authorization. Borrower authorizes GE and its employees, officers, agents, representatives and designees to:

     (i) distribute to, or publish for the use by, any third-parties for statistical analysis purposes the unit-level or corporate level operating results for the Premises, Borrower, any guarantor of the Equipment Loan, any Affiliate of Borrower, any of the other Borrower Parties or any operator or lessee of the Premises prepared by GE from financial statements obtained from Borrower; and

     (ii) obtain personal credit reports, business credit reports or asset reports, as applicable, with respect to Borrower, any guarantor of the Equipment Loan, any Affiliate of Borrower, any of the other Borrower Parties or any operator or lessee of the Premises.]

27. Corporate Fixed Charge Coverage Covenant. Until such time as all of Borrower's obligations under the Equipment Note and the other Loan Documents are paid, satisfied and discharged in full, Borrower shall maintain a Corporate Fixed Charge Coverage Ratio of at least ______, as determined as of Borrower's fiscal year end. For purposes of this Section, the term "Corporate Fixed Charge Coverage Ratio" shall mean with respect to the twelve month period of time immediately preceding the date of determination, the ratio calculated for such period of time, each as determined in accordance with GAAP, of (a) the sum of net income, depreciation and amortization, interest expense, income taxes, and operating lease expense, plus or minus other non-cash adjustments or non-recurring items (as allowed by GEFF), plus or minus changes in officer or shareholders loans and dividends or distributions not otherwise expensed on the Borrower's income statement to (b) the sum of operating lease expense, principal payments of long term debt, maturities of all capital leases and interest expense (excluding non-cash interest expense and amortization of non-cash financing expenses).

28. Patriot Act Provisions. A. The following terms shall have the meanings specified for this Section: "Anti-Money Laundering Laws" means all applicable laws, regulations and government guidance on the prevention and detection of money laundering, including, without limitation, 18 U.S.C. Section Section 1956 and 1957, and the BSA; "BSA" means the Bank Secrecy Act (31 U.S.C. Section
Section 5311 et. seq.), and its implementing regulations, Title 31 Part 103 of the U.S. Code of Federal Regulations; "Entity" means any entity that is not a natural person; and "OFAC Laws and Regulations" means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and the Cuban Assets Control Regulations (Title 31 Part 515 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies, lists (including, without limitation, the Specially Designated Nationals and Blocked Persons List) and any other requirements of any Governmental Authority (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.

     B. Borrower represents and warrants to GE as of the date of this Agreement and the Closing Date as follows: (i) none of the Borrower Parties, and no individual or entity owning directly or indirectly any interest in any of the Borrower Parties, is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations; (ii) Borrower has taken all reasonable measures, in accordance with all applicable Anti-Money Laundering Laws, with respect to each holder of a direct or indirect interest in the Borrower Parties, to assure that funds invested by such holders in the Borrower Parties are derived from legal sources; (iii) to Borrower's knowledge after making due inquiry, neither any of the Borrower Parties nor any holder of a direct or indirect interest in the Borrower Parties (a) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, any violation of any Anti-Money Laundering Laws, or drug trafficking, terrorist-related activities or other money laundering predicated crimes or a violation of the BSA, (b) has been assessed civil penalties under these or related laws, or (c) has had any of its funds seized or forfeited in an action under these or related laws; and (iv) Borrower has taken reasonable steps, consistent with industry practice for comparable organizations and in any event as required by law, to ensure that the Borrower Parties are and shall be in compliance with all (a) Anti-Money Laundering Laws and (b) OFAC Laws and Regulations.

     C. Borrower covenants to GE from and after the date of this Agreement and until all of the Obligations are satisfied in full, as follows: (i) Borrower shall require, and shall take reasonable measures to comply with the requirement, that no individual or entity owning directly or indirectly any interest in any of the Borrower Parties is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations; (ii) the Borrower Parties shall at all times comply with the OFAC Laws and Regulations and Anti-Money Laundering Laws; (iii) Borrower shall immediately notify GE in writing if any individual or entity owning directly or indirectly any interest in any of the Borrower Parties or any director, officer, member, manager or partner of any of such holders is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations, or is under investigation by any governmental entity for, or has been charged with, or convicted of, drug trafficking, terrorist-related activities or any violation of Anti-Money Laundering Laws, has been assessed civil penalties under these or related laws, or has had funds seized or forfeited in an action under these or related laws; (iv) without limiting the terms and conditions of Section 13 of this Agreement, Borrower agrees that, from and after the date of this Agreement and until all of the Obligations are satisfied in full, no interest in any of the Borrower Parties, or in any individual or person owning directly or indirectly any interest in any of the Borrower Parties, shall be transferred, assigned or conveyed to any individual or person whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or who is in violation of any of the OFAC Laws and Regulations, and any such transfer, assignment or conveyance shall not be effective until the transferee has provided written certification to Borrower and GE that (A) the transferee or any person who owns directly or indirectly any interest in transferee, is not an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of the OFAC Laws and Regulations, and
(B) the transferee has taken reasonable measures to assure that any individual or entity who owns directly or indirectly any interest in transferee, is not an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of the OFAC Laws and Regulations.

                 [BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                       GE:


                                       GE CAPITAL FRANCHISE FINANCE CORPORATION, a Delaware corporation


                                       By /s/ Kelly A. Hallford
                                          --------------------------------------
                                       Printed Name: Kelly A. Hallford
                                                     ---------------------------
                                       Its: Vice President
                                            ------------------------------------



                                       BORROWER:

                                       KONA GRILL _____, INC.,

                                       a Delaware corporation

                                       By /s/ James Spiel
                                          --------------------------------------
                                       Printed Name: James Spiel
                                       Its: Secretary